UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☐                             Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional materials

☒	Soliciting Material Pursuant to § 240.14a-12

Ritchie Bros. Auctioneers Incorporated

(Name of Registrant as Specified in Its Charter)

Luxor Capital Group, LP

LCG Holdings, LLC

Lugard Road Capital GP, LLC

Luxor Capital Partners Offshore Master Fund, LP

Luxor Capital Partners Long Offshore Master Fund, LP

Lugard Road Capital Master Fund, LP

Luxor Capital Partners, LP

Luxor Management, LLC

Christian Leone

Jonathan Green

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 18, 2023, Luxor Capital Group, LP and certain affiliates issued the following press release:

Luxor Capital Files Preliminary Proxy Statement to Oppose Ritchie Bros.

Value Destructive Merger with IAA

Luxor Plans to Solicit Proxies AGAINST IAA Merger

IAA Merger risks permanent destruction of over US$1.8 billion1 of shareholder value

RBA’s standalone businesses offer a clear path for the Company to continue compounding its EBITDA by ~20% per year on an organic basis

NEW YORK, January 18, 2023 (GLOBE NEWSWIRE) -- Luxor Group Capital, LP (“Luxor”), as the manager of funds owning 4.2 million shares of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA) (TSX: RBA) (“RBA” or the “Company”), representing approximately 3.6% of the Company’s outstanding shares, today announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its opposition to proposals to be presented at the upcoming special meeting of RBA shareholders (the “Special Meeting”) relating to RBA’s proposed merger with IAA, Inc. (NYSE: IAA) (the “IAA Merger”). The preliminary proxy statement is available here: https://www.sec.gov/Archives/edgar/data/1046102/000110465923004487/tm233625d1_prec14a.htm.

At the Special Meeting, Luxor intends to vote AGAINST the proposal to approve the issuance of RBA common shares to IAA stockholders in connection with the IAA Merger and AGAINST the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal.

The preliminary proxy statement details Luxor’s serious concerns with the proposed merger between RBA and IAA, including Luxor’s belief that:

•	Completion of the IAA Merger risks the permanent destruction of over US$1.8 billion[1] of shareholder value. RBA’s shares are dramatically undervalued and should not be used as an acquisition currency at this time.

•	The IAA Merger would severely erode RBA’s business quality and lacks compelling industrial logic. IAA is a highly challenged business that is structurally disadvantaged to its primary competitor and rapidly losing market share. IAA will require a capital intensive, lengthy and highly uncertain turnaround to put a halt to its continuing loss of customers, declining service levels and rapidly deteriorating earnings.

•	RBA’s standalone businesses offer a clear path for the Company to continue compounding its EBITDA by ~20% per year on an organic basis. Given its growth profile and business quality, on a standalone basis, we believe that RBA's shares are worth over 100% more than current trading levels.

1 Given the Company’s strong earnings results announced concurrently with the announcement of the deal, Luxor believes that the deal announcement had a 25%+ negative impact on the value of the Company, which represents >US$1.8 billion of value.

•	The IAA Merger will dilute RBA shareholders with the issuance of ~70% more shares while substantially and permanently lowering the combined Company’s trading multiple and EBITDA growth rate.

•	Post-merger integration and operations will inevitably require RBA to shift management attention and critical resources to IAA’s structurally challenged business. This will take the Company’s focus away from numerous operational initiatives at RBA that are poised to generate additional upside for RBA shareholders without dilution or commensurate risk.

RBA has announced a scheduled record date of January 25, 2023 as the record date for stockholders to be eligible to vote at the Special Meeting. We remind shareholders that, as currently scheduled, only shares of RBA common stock held as of such date may be voted at the Special Meeting. Shareholders should therefore acquire or, to the extent pledged or loaned, recall, any shares they intend to vote at the Special Meeting by January 25, 2023. Any shares not acquired or recalled as of the record date will be unable to be voted at the Special Meeting.

Shareholders do not have to take any action at this time. Luxor has filed a preliminary proxy statement with the SEC and intends to file a definitive proxy statement and send proxy material to RBA shareholders in advance of the Special Meeting.

About Luxor Capital Group, LP:

Luxor Capital Group, LP is a multi-billion-dollar investment manager, which was founded in 2002 and is based in New York. It makes investments through its fundamental, long-term oriented investment process. The firm has an extensive history of investing in global marketplaces businesses.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Luxor Capital Group, LP, together with the other Participants (as defined below), has filed a preliminary proxy statement and intends to file a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with a special meeting of the shareholders of Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITORS, OKAPI PARTNERS LLC BY PHONE AT (877) 629-6356 (TOLL-FREE) OR BY EMAIL TO INFO@OKAPIPARTNERS.COM, OR TO SHORECREST GROUP BY PHONE AT (888) 637-5789 (TOLL-FREE) OR BY EMAIL AT contact@shorecrestgroup.com. The participants in the proxy solicitation in connection with the Company’s special meeting of shareholders are expected to be Luxor Capital Group, LP (“Luxor”), LCG Holdings, LLC (“LCG Holdings”), Lugard Road Capital GP, LLC (“Lugard GP”), Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore Master Fund”), Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore Master Fund”), Luxor Capital Partners, LP (“Luxor Partners”), Lugard Road Capital Master Fund, LP (“Lugard Road Master Fund”, and together with Luxor Offshore Master Fund, Luxor Long Offshore Master Fund, and Luxor Partners, the “Funds”), Luxor Management, LLC (“Luxor Management”), and Christian Leone, and Jonathan Green (together, the “Participants”).

As of the close of business on January 18, 2023, Luxor Long Offshore Master Fund held 6,187 RBA common shares (“RBA Common Shares”), Luxor Partners held 494,802 RBA Common Shares, Lugard Road Master Fund held 3,397,244 RBA Common Shares, and Luxor Offshore Master Fund held 310,989 RBA Common Shares. LCG Holdings is the general partner of Luxor Offshore Master Fund, Luxor Long Offshore Master Fund, and Luxor Partners, and may be deemed to beneficially own 811,978 RBA Common Shares. LugardGP is the general partner of Lugard Road Master Fund, and may be deemed to beneficially own 3,397,244 RBA Common Shares. Luxor is the investment manager of each of the Funds, and Luxor Management is the general partner of Luxor, and each may be deemed to beneficially own the aggregate of 4,209,222 RBA Common Shares held by the Funds as of the close of business on January 18, 2023. Mr. Leone is the managing member of each of Luxor Management and LCG Holdings and a managing member of Lugard GP and may be deemed to beneficially own 4,209,222 RBA Common Shares. Mr. Green is a managing member of Lugard GP, and may be deemed to beneficially own 3,397,244 RBA Common Shares.

No Solicitation

This press release is for informational purposes only and is not a solicitation of proxies. Any proxies solicited in respect of the Special Meeting will be solicited by Luxor pursuant to the definitive proxy statement or as otherwise permitted by applicable corporate and securities laws.

Contacts:

Investor Contacts
Douglas Friedman
Luxor Capital Group, LP
RBA@luxorcap.com

Mark Harnett & Bruce Goldfarb

Okapi Partners LLC

(212) 297-0720

Info@okapipartners.com

Media Contacts
Douglas Snyder
Luxor Capital Group, LP
RBA@luxorcap.com

Dan Gagnier & Riyaz Lalani

Gagnier Communications

(646) 342-8087

luxor@gagnierfc.com